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                                 Exhibit 23.2
                                 ------------



Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long Term Incentive Plan of Intermedia Communications of Florida, Inc. of our reports dated September 16, 1994, except for note 7 as to which the date is July 17, 1995, with respect to the consolidated financial statements of FiberNet USA, Inc. and Subsidiaries and the financial statements of FiberNet Telecommunications Cincinnati, Inc. included in the Intermedia Communications of Florida, Inc. Annual Report (Form 10-K) for the year ended December 31, 1995.



                          Mendelsohn Kary Bell & Natoli, P.C.

New York, New York
May 13, 1996